EXHIBIT 99.1

Dated as of July 13, 2005

David Gang
c/o WebMD, Inc.
111 Eighth Avenue
New York, NY 10001

Dear David:

     Reference is made to the Letter Agreement dated as of April 28, 2005 (the “Letter Agreement”), by and between WebMD, Inc. (“the “Company” or “WebMD Health”) and you. The Company and you hereby agree to amend the Letter Agreement, pursuant to this amendment (the “Amendment”).

1. Position and Responsibilities. (a) The first two sentences of Section 1 of the Letter Agreement are hereby amended in their entirety to read as follows:

You will serve in the position of Executive Vice President — Product and Programming and Chief Technology Officer for WebMD Health. You will report to the CEO of WebMD Health and assume and discharge such responsibilities as are commensurate with such position as the CEO of WebMD Health may direct.

2. Salary. Section 2(a) of the Letter Agreement is hereby amended by deleting the figure “$560,000” and substituting therefor the figure “$450,000”.

3. Relocation. The first sentence of Section 2(d) is hereby amended by deleting the reference to “six months” and substituting therefor a reference to “one year.” With respect to the temporary living expenses referred to in Annex A attached to the Agreement, the Company shall pay for the current lease payments for your New York City apartment (on an after tax basis) for a period of twelve (12) months from your first date of employment.

4. WebMD Health Equity. The reference to “400,000” in Section 5(a) of the Letter Agreement is hereby deleted and replaced with a reference to “320,000” and the reference to “100,000” in Section 5(e) shall be deleted and replaced with a reference to “80,000”.

5. Effectiveness. This Amendment will be effective as of July 13, 2005 (the “Effective Date”). Except as modified hereby, the Letter Agreement remains in full force and effect.

     Please acknowledge and confirm your acceptance of this Amendment by, signing and returning one copy of this Amendment to Douglas Wamsley, WebMD, Inc., 111 Eighth Avenue, New York, NY 10001.

WEBMD, INC.
By:	/s/ Douglas Wamsley
	Name:	Douglas Wamsley
	Title:	Executive Vice President - General Counsel

Accepted and Agreed:

      /s/ David A. Gang
David Gang

2